                                  CERTIFICATE
                                  -----------

     The undersigned hereby certifies that he is the Secretary of Dean Witter California Tax-Free Income Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the unanimous written consent of the Trustees of the Trust on May 18, 1984, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on May 18, 1984, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 21st day of May, 1984.


                                              /s/ Sheldon Curtis
                                              -----------------------
                                                  Sheldon Curtis
                                                  Secretary



[SEAL]

                                   AMENDMENT
                                   ---------

Dated:  May 18, 1984

To Be Effective:  May 18, 1984

                                      TO
                                      --
                   DEAN WITTER CALIFORNIA TAX-FREE INCOME FUND
                   -------------------------------------------
                              DECLARATION OF TRUST
                              --------------------
                               DATED APRIL 9, 1984
                               -------------------

                                                         Amendment dated May 18,
                                                         1984 to the
                                                         Declaration
                                                         of Trust (the "Declara-
                                                         tion") of Dean Witter
                                                         California Tax-Free
                                                         Income Fund dated
                                                         April 9, 1984


              WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of The Commonwealth of Massachusetts; and

              WHEREAS, the Trustees of the Trust have deemed it advisable to appoint a resident agent of the Trust in The Commonwealth of Massachusetts, such provision to be effective on May 18, 1984.

              NOW, THEREFORE, pursuant to Section 9.3 of the Declaration, the Trustees hereby amend the Declaration as follows, to be effective on May 18, 1984.

                     1. Section 11.2 of Article XI of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

                         "SECTION 11.2. RESIDENT AGENT. The Prentice-Hall Corporation System, Inc., 84 State Street, Boston, Massachusetts 02109 is the resident agent of the Trust in The Commonwealth of Massachusetts."

                     2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

                     3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                         IN WITNESS WHEREOF, the undersigned, the Trustees of the rust, have executed this instrument this 18th day of May, 1984.

                                               /s/ Charles A. Fiumefreddo
                                               --------------------------
                                                   Charles A. Fiumefreddo
                                                   One World Trade Center
                                                   New York, New York  10048


                                                /s/ Sheldon Curtis
                                                --------------------------
                                                    Sheldon Curtis
                                                    One World Trade Center
                                                    New York, New York  10048


                                                /s/ Andrew J. Melton, Jr.
                                                ---------------------------
                                                    Andrew J. Melton, Jr.
                                                    Five World Trade Center
                                                    New York, New York  10048

STATE OF NEW YORK )
                   :ss.:
COUNTY OF NEW YORK )



     On this 18th day of May, 1984, Charles A. Fiumefreddo, Andrew J. Melton, Jr. and Sheldon Curtis, known to me and known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.


                                                   /s/ Rodd M. Baxter
                                                   -----------------------
                                                   Notary Public

                                                      RODD M. BAXTER
                                             Notary Public, State of New York
                                                      No. 41-4637346
                                                Qualified in Nassau County
                                             Commission Expires March 30, 1986